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                                                                     EXHIBIT 5.1

                                  ROGERS TOWERS
                        ---------------------------------
                            BAILEY JONES & GAY, P.A.


J. KIRBY CHRITTON               ATTORNEYS AT LAW               RIVERPLACE TOWER
(904) 346-5566                                            1301 RIVERPLACE BLVD.
KCHRITTON@RTLAW.COM                                                  SUITE 1500
                                                    JACKSONVILLE, FL 32207-1811
                                                       TELEPHONE (904) 398-3911
                                                             FAX (904) 396-0663

                                  May 23, 2002


Tropical Sportswear Int'l Corporation
4902 W. Waters Avenue
Tampa, Florida 33634-1304

       Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special Florida counsel to Tropical Sportswear Int'l Corporation, a Florida corporation (the "Company"), and certain shareholders of the Company named in Schedule II to the Underwriting Agreement referred to herein (the "Selling Shareholders") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 3,000,000 shares of the Company's Common Stock, par value $0.01 per share, for issuance and sale by the Company (the "Company Shares") and 1,830,000 shares of Common Stock for sale by the Selling Shareholders (the "Selling Shareholder Shares") (the Company Shares and the Selling Shareholder Shares being hereinafter referred to collectively as the "Shares"). Following the effectiveness of the Registration Statement, the Company and the Selling Shareholders intend to issue and sell the Shares to the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Shareholders and the Underwriters. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601 of the Commission's Regulation S-K.

         We have examined the Articles of Incorporation of the Company, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors and the shareholders of the Company deemed by us to be relevant to this opinion letter, the proposed form of Underwriting Agreement, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Underwriting Agreement by the parties thereto and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Selling Shareholders or their representatives and certificates of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.



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                                  ROGERS TOWERS
                        ---------------------------------
                            BAILEY JONES & GAY, P.A.


May 23, 2002
Page 2


Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters of fact that might have been disclosed by independent verification.

         Our opinion set forth below is limited to the laws of the State of Florida, applicable provisions of the Constitution of the State of Florida and reported judicial decisions interpreting such Florida Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

         This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based on the foregoing, it is our opinion that, upon due execution and delivery of the Underwriting Agreement by the parties thereto and upon issuance and delivery of the Shares against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      ROGERS, TOWERS, BAILEY, JONES & GAY, P.A.

                                      By:    /s/ J. Kirby Chritton
                                          -------------------------------------
                                             J. Kirby Chritton
                                             Shareholder